SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                       ----------------------


                          FORM  8-K

                        CURRENT  REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


                       ----------------------


Date of Report (Date of earliest event reported): August 18, 1995


              UNION TEXAS PETROLEUM HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)


     Delaware               1-9019              76-0040040
   (State or other       (Commission         (I.R.S. Employer
    jurisdiction         File Number)       Identification No.)
   of incorporation)



          1330 Post Oak Boulevard, Houston, Texas 77056
        (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code (713) 623-6544

Item 5.     OTHER EVENTS.
            -------------

     Eastern Indonesia. The Barakan exploratory well located on the Kai-Tanimbar-Rebi blocks in Eastern Indonesia has recently been plugged and abandoned. Results of the well are under review to determine what future exploration program should be undertaken in the area. A subsidiary of Union Texas Petroleum Holdings, Inc. serves as operator and has a 33.3% working interest.

     Press Release. The information set forth in the press release of the registrant dated July 27, 1995, which is filed as an exhibit hereto, is incorporated herein by reference.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

            (c) Exhibits:

Exhibit
Number                 Description
------                 -----------

99.1             Press release dated July 27, 1995

                         Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             UNION TEXAS PETROLEUM
                                HOLDINGS, INC.

                             By: /s/ NEWTON W. WILSON, III
                                 --------------------------
                                      NEWTON W. WILSON, III
                                         General Counsel,
                                 Vice President-Administration
                                          and Secretary





Date:  August 18, 1995

                      INDEX TO EXHIBITS

Exhibit
Number                        Description
------                        -----------

99.1             Press release dated July 27, 1995

                                                 EXHIBIT 99.1


                     UNION TEXAS PETROLEUM
                           (LETTERHEAD)

NEWS RELEASE

Contact:    Carol L. Cox
            (713) 968-2714

                   UNION TEXAS PETROLEUM ANNOUNCES
              TWO NATURAL GAS DISCOVERIES IN PAKISTAN

     Houston, July 27, 1995 -- Union Texas Petroleum Holdings,
Inc. today reported two natural gas discoveries in the Badin-I concession area of southeastern Pakistan by its wholly-owned subsidiary, Union Texas Pakistan, Inc.

     Union Texas Pakistan serves as operator of a joint venture group and has a 30% working interest. The Oil and Gas
Development Corporation (OGDC), which is the Pakistan government oil company, has a 40% working interest and Occidental Petroleum (Pakistan), Inc. holds the remaining 30%.

     The two wells -- the Makhdumpur Deep No. 1 and the
Khorewah Deep No. 1 -- represent the Union Texas Pakistan venture's 40th and 41st discoveries, respectively, since the venture began exploration operations in the Badin area in April
1977. The venture has achieved a success ratio of approximately 50% in its exploration programs.

     The Makhdumpur Deep No. 1 exploration well flowed at a daily rate of 15.2 million cubic feet of gas on a 40/64-inch choke with 1,780 pounds-per-square-inch flowing tubing pressure from the basal sands of the Lower Goru formation between 10,776 and 10,832 feet.


                         -more-

     The Makhdumpur well is the deepest commercially productive well operated by the Union Texas Pakistan venture. The Khorewah Deep No. 1 exploration well was tested at a daily rate of 6.4 million cubic feet of gas on a 32/64-inch choke with 1,370 pounds-per-square-inch flowing tubing pressure from the basal sands of the Lower Goru formation between 9,157 and 9,200 feet.

     The Makhdumpur and Khorewah wells are part of the Union Texas Pakistan venture's program designed to test deeper zones beneath the venture's existing fields, most of which produce from the upper sands of the Lower Goru. In addition to the Makhdumpur and Khorewah wells, the venture's Turk Deep No. 1, drilled in 1994, was also successful in the basal sands. Two more wells are planned for 1995 to test the potential of the middle and basal sands. During 1995, the Union Texas Pakistan venture expects to drill a total of up to 13 exploration wells in the Badin area.

     In the first quarter of 1995, the venture produced an average of approximately 173 million gross cubic feet of gas and about 20,500 gross barrels of oil a day, accounting for about 9% of Pakistan's total domestic gas production and approximately 34% of the country's oil output.

     One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana.








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